SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 25, 2001
(Date of Report; Date of Earliest Event Reported)

Raytel Medical Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-27186 (Commission File Number)	942787342 (IRS Employer Identification No.)

2755 Campus Drive, San Mateo, California (address of principal executive offices)	94403 (Zip Code)

(650) 349-0800
(Registrant’s telephone number, including area code)

ITEM 5. Other Events.

      Raytel Cardiac Services, Inc., a wholly-owned subsidiary of the registrant, has reached agreement with the federal government to end an investigation into its pacemaker operations and Medicare billing practices. In return for the federal government ceasing any further investigation into its pacemaker operations and any additional potential criminal charges, the subsidiary pleaded guilty on June 25, 2001 in U.S. District Court in Hartford Connecticut to a charge of obstructing a criminal investigation arising out of the initial investigation in June 2000. In addition, the registrant and Raytel Cardiac Services have reached an agreement in principle with the government to settle civil claims relating to this matter. Under the criminal and civil settlements, the subsidiary would pay a total of $11.5 million to the government over a five year period and enter into a Corporate Integrity Agreement. Other product lines offered by the subsidiary have not been under investigation and are not affected by this agreement. The Registrant will guarantee a portion of the payment owed by its subsidiary associated with the agreement.

      A copy of the press release announcing the settlement is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. Financial Statements and Exhibits.

(a)	Financial statements of business acquired:

Not applicable.

(b)	Pro forma financial information:

Not applicable.

(c)	Exhibits:

Exhibit No.	Description

99.1	Press Release dated June 25, 2001.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTEL MEDICAL CORPORATION

Date: June 27, 2001	By:	/s/ Richard F. Bader

Richard F. Bader President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated June 25, 2001